                                                                 EXHIBIT (99)i.

                             RATE / VOLUME ANALYSIS
                           D&N FINANCIAL CORPORATION


                                             AVERAGE BALANCE               AVERAGE RATE              INTEREST
                                           --------------------          ----------------         -----------------------
OPERATING MARGIN FOR
          QUARTER ENDED                   06/30/96         06/30/95     06/30/96     06/30/95     06/30/96       06/30/95
- -------------------------                ----------       ----------   --------     --------      --------       --------
                                           (Dollars in thousands)                                 (Dollars in thousands)
INTEREST-EARNING ASSETS:
        Loans receivable                  $1,068,877     $875,063         8.02%        8.25%       $21,435        $18,059
        Mortgage-backed securities           126,516      144,233         7.83%        7.62%         2,477          2,748
        Investments                           91,421      115,994         6.66%        7.07%         1,514          2,046
                                          ----------   ----------     --------     --------       --------       --------
                                           1,286,814    1,135,291         7.91%        8.05%        25,426         22,853
                                          ----------   ----------     --------     --------       --------       --------
INTEREST-BEARING LIABILITIES:
        Deposits                             933,294      830,741         4.68%        4.48%        10,856          9,282
        Borrowings
          Securities sold w/repo              43,998       41,655         5.37%        6.10%           597            633
          Notes payable                      234,629      194,684         5.39%        6.18%         3,198          3,040
          Other borrowed money                 9,822       11,718         9.57%        9.83%           235            288
                                          ----------   ----------     --------     --------       --------       --------
            SUBTOTAL - BORROWINGS            288,449      248,057         5.53%        6.34%         4,030          3,961

        Interest rate instruments                n/a          n/a           --         0.33%            --            882
                                          ----------   ----------     --------     --------       --------       --------
                                           1,221,743    1,078,798         4.88%        5.23%        14,886         14,125
                                          ----------   ----------     --------     --------       --------       --------
      INTEREST RATE SPREAD                                                3.03%        2.82%
                                                                      ========     ========
 EXCESS AVERAGE EARNING ASSETS               $65,070      $56,493
                                          ==========   ==========
      NET INTEREST MARGIN                                                 3.27%        3.08%       $10,540         $8,728
                                                                      ========      =======     ==========       ========


                                                          VARIANCE DUE TO:
                                                         ----------------
OPERATING MARGIN FOR                        INCREASE
          QUARTER ENDED                    (DECREASE)     VOLUME          RATE
- -------------------------                   --------     --------      --------
                                             (Dollars in thousands)
INTEREST-EARNING ASSETS:
        Loans receivable                  $  3,376      $  3,890         ($514)
        Mortgage-backed securities            (271)         (345)           74
        Investments                           (532)         (417)         (115)
                                          --------      --------      --------
                                             2,573         3,128          (555)
                                          --------      --------      --------
INTEREST-BEARING LIABILITIES:
        Deposits                             1,574         1,161           413
        Borrowings
          Securities sold w/repo               (36)           37           (73)
          Notes payable                        158           575          (417)
          Other borrowed money                 (53)          (46)           (7)
                                          --------      --------      --------
            SUBTOTAL - BORROWINGS               69           566          (497)

        Interest rate instruments             (882)           --          (882)
                                          --------      --------      --------
                                               761         1,727          (966)
                                          --------      --------      --------
      INTEREST RATE SPREAD

 EXCESS AVERAGE EARNING ASSETS

      NET INTEREST MARGIN                 $  1,812      $  1,401      $    411
                                          ========      ========      ========




                                        AVERAGE BALANCE               AVERAGE RATE              INTEREST
                                       --------------------------    ---------------------     --------------------
OPERATING MARGIN FOR                                                                                                      INCREASE
      YEAR TO DATE                     06/30/96         06/30/95     06/30/96     06/30/95     06/30/96     06/30/95     (DECREASE)
- ---------------------------------      ----------       ----------   --------     --------     --------     --------      --------
                                         (Dollars in thousands)                                              (Dollars in thousands)
  INTEREST-EARNING ASSETS:
          Loans receivable                 $1,029,146     $851,823      8.05%        8.08%       $41,415      $34,388       $7,027
          Mortgage-backed securities          123,449      146,749      7.70%        7.51%         4,753        5,512         (759)
          Investments                          96,879      112,830      6.76%        6.75%         3,258        3,777         (519)
                                           ----------   ----------     -----         ----        -------      -------      -------
                                            1,249,474    1,111,403      7.91%        7.87%        49,426       43,677        5,749
                                           ----------   ----------     -----         ----        -------      -------      -------

  INTEREST-BEARING LIABILITIES:
          Deposits                            930,673      823,889      4.73%        4.31%        21,906       17,617        4,289
          Borrowings
            Securities sold w/repo             25,459       33,190      5.38%        6.06%           692          998         (306)
            Notes payable                     220,316      190,589      5.49%        6.17%         6,117        5,915          202
            Other borrowed money               10,079       11,870      9.70%        9.86%           489          585          (96)
                                           ----------   ----------     -----         ----        -------      -------      -------
              SUBTOTAL - BORROWINGS           255,854      235,649      5.65%        6.34%         7,298        7,498         (200)

          Interest rate instruments               n/a          n/a        --         0.41%            --        2,209       (2,209)
                                           ----------   ----------     -----         ----        -------      -------      -------
                                            1,186,527    1,059,538      4.93%        5.17%        29,204       27,324        1,880
                                           ----------   ----------     -----         ----        -------      -------      -------
        INTEREST RATE SPREAD                                            2.98%        2.70%
                                                                       =====         ====
   EXCESS AVERAGE EARNING ASSETS              $62,947      $51,865
                                           ==========   ==========
        NET INTEREST MARGIN                                             3.23%        2.94%       $20,222      $16,353       $3,869
                                                                       =====         ====        =======      =======      =======


                                         VARIANCE DUE TO:
                                         ---------------------
OPERATING MARGIN FOR
      YEAR TO DATE                       VOLUME       RATE
- ---------------------------------        --------     ---------
  INTEREST-EARNING ASSETS:
          Loans receivable                $  7,167         ($140)
          Mortgage-backed securities          (894)          135
          Investments                         (526)            7
                                          --------      --------
                                             5,747             2
                                          --------      --------

  INTEREST-BEARING LIABILITIES:
          Deposits                           2,489         1,800
          Borrowings
            Securities sold w/repo            (204)         (102)
            Notes payable                      895          (693)
            Other borrowed money               (87)           (9)
                                          --------      --------
              SUBTOTAL - BORROWINGS            604          (804)

          Interest rate instruments             --        (2,209)
                                          --------      --------
                                             3,093        (1,213)
                                          --------      --------
        INTEREST RATE SPREAD

   EXCESS AVERAGE EARNING ASSETS

        NET INTEREST MARGIN               $  2,654      $  1,215
                                          ========      ========


